AMENDMENT NUMBER TWENTY-TWO
TO
SUB-ADMINISTRATION AGREEMENT

THIS AMENDMENT NUMBER TWENTY-TWO TO SUB-ADMINISTRATION AGREEMENT (this “Amendment”) is entered into as of the 11th day of May, 2015 (“Amendment Effective Date”) by and between Global X Management Company LLC, a Delaware limited liability company (“GXMC”), and SEI Investments Global Funds Services, a Delaware statutory trust (the “Sub-Administrator”).
WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended;
WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the “Agreement”); and
WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein.
NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule I (Funds). Schedule I (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in Schedule I, attached hereto.

2.	Schedule III (Fees). Schedule III (Fees) of the Agreement is hereby deleted and replaced in its entirety as set forth in Schedule III, attached hereto.

3.
Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

4.
Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

5.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

SEI INVESTMENTS GLOBAL FUNDS SERVICES By: Name: Title:	GLOBAL X MANAGEMENT COMPANY LLC By: Name: Title:

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SCHEDULE I
Funds

Global X Advanced Materials ETF
Global X Brazil Consumer ETF
Global X Brazil Financials ETF
Global X Brazil Industrials ETF
Global X Brazil Materials ETF
Global X Brazil Mid Cap ETF
Global X Brazil Utilities ETF
Global X Cement ETF
Global X Central America Index ETF
Global X Central and Northern Europe ETF
Global X Central Asia & Mongolia Index ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X China Mid Cap ETF
Global X Copper Miners ETF
Global X Czech Republic Index ETF
Global X Eastern Europe ETF
Global X Emerging Africa ETF
Global X Fertilizers/Potash ETF
Global X FTSE Andean 40 ETF
Global X FTSE Bangladesh Index ETF
Global X FTSE Frontier Markets ETF
Global X FTSE Greece 20 ETF
Global X FTSE Luxury Consumer ETF
Global X FTSE Morocco 20 Index ETF
Global X FTSE Nordic Region ETF
Global X FTSE Portugal 20 ETF
Global X FTSE Railroads ETF
Global X FTSE Sri Lanka Index ETF
Global X FTSE Toll Roads & Ports ETF
Global X FTSE Ukraine Index ETF
Global X GF China Bond ETF
Global X Gold Explorers ETF
Global X Guru Activist Index ETF
Global X Guru Brazil Index ETF
Global X Guru China Index ETF
Global X Guru Index ETF
Global X Guru India Index ETF
Global X Guru International Index ETF
Global X Guru Japan Index ETF
Global X Guru Small Cap Index ETF
Global X Guru United Kingdom Index ETF
Global X Guru Value Index ETF
Global X Hungary Index ETF
Global X International Yieldco Index ETF
Global X | JPMorgan Efficiente Index ETF
Global X | JPMorgan US Sector Rotator Index ETF

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Global X Junior Miners ETF
Global X Junior MLP ETF
Global X Kazakhstan Index ETF
Global X Kuwait ETF
Global X Land ETF
Global X Lithium ETF
Global X Luxembourg ETF
Global X MLP & Energy Infrastructure ETF
Global X MLP ETF
Global X MLP Natural Gas ETF
Global X MSCI Argentina ETF
Global X MSCI Colombia ETF
Global X MSCI Nigeria ETF
Global X MSCI Norway ETF
Global X MSCI Pakistan ETF
Global X MSCI Saudi Arabia ETF
Global X NASDAQ China Technology ETF
Global X Next Emerging & Frontier ETF
Global X Permanent ETF
Global X Risk Parity ETF
Global X S&P Pan Arab Index ETF
Global X Scientific Beta Asia ex-Japan ETF
Global X Scientific Beta Developed Markets ex-US ETF
Global X Scientific Beta Europe ETF
Global X Scientific Beta Japan ETF
Global X Scientific Beta US ETF
Global X Silver Miners ETF
Global X Slovakia Index ETF
Global X Social Media Index ETF
Global X Southeast Asia ETF
Global X Southern Europe ETF
Global X Sub-Saharan Africa Index ETF
Global X SuperDividend Alternatives ETF
Global X SuperDividend Emerging Markets ETF
Global X SuperDividend ETF
Global X SuperDividend REIT ETF
Global X SuperDividend US ETF
Global X SuperIncome ETF
Global X SuperIncome Preferred ETF
Global X SuperValue International ETF
Global X SuperValue U.S. ETF
Global X Uranium ETF
Global X US YieldCo Index ETF
Global X YieldCo Index ETF Global X S&P 500® Catholic Values Custom ETF

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SCHEDULE III
Fees
Administration and Accounting Fee:

The following fees are due and payable monthly to Sub-Administrator pursuant to Section 8 of the Agreement. GXMC will be charged the greater of the applicable Asset Based Fee or the Annual Minimum Fee, in each case calculated in the manner set forth below.
Asset Based Fees: (calculated and assessed monthly in arrears based on the aggregate net assets of the Trust except for Scientific Beta Europe ETF, Scientific Beta US ETF, Scientific Beta Asia Ex-Japan ETF, Scientific Beta Japan ETF, Scientific Beta Developed Markets ex-US ETF and Global X S&P 500® Catholic Values Custom ETF, but including for the avoidance of doubt, the assets of any other series of the Trust for which the Sub-Administrator provides administration services pursuant to a separate agreement):

Trust Assets	Basis Points
All aggregate net assets of the Trust	8

Asset Based Fees (Scientific Beta Europe ETF, Scientific Beta US ETF, Scientific Beta Asia Ex-Japan ETF and Scientific Beta Japan ETF, Scientific Beta Developed Markets ex-US ETF and Global X S&P 500® Catholic Values Custom ETF): (calculated and assessed monthly in arrears based on the aggregate net assets of only Scientific BETA Europe ETF, Scientific BETA US ETF, Scientific BETA Asia Ex-Japan ETF, Scientific BETA Japan ETF, Scientific Beta Developed Markets ex-US ETF and Global X S&P 500® Catholic Values Custom ETF):

Assets	Basis Points
All aggregate net assets of Scientific Beta Europe ETF, Scientific Beta US ETF, Scientific Beta Asia Ex-Japan ETF, Scientific Beta Japan ETF and Scientific Beta Developed Markets ex-US ETF, Global X S&P 500® Catholic Values Custom ETF	6

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Annual Minimum Fee (calculated and paid on a monthly basis):

Funds	Annual Minimum Fee
Up to the first 20 Funds set forth on Schedule I of this Agreement	$800,000*
Each Additional Fund set forth on Schedule I of this Agreement	$40,000**

* Notwithstanding the Annual Minimum Fee set forth herein, in the event that a significant number of Funds liquidate or otherwise cease to be included on Schedule I such that the Trust consists of 12 or less Funds, the Annual Minimum Fee shall be reduced to equal $65,000 per Fund. If the $65,000 per Fund Annual Minimum Fee is implemented due to such reduction of the number of Funds included on Schedule I, the Trust, GXMC and the Sub-Administrator shall meet and negotiate in good faith as to mutually agreeable adjustments to this Schedule III (Fees).

** The Annual Minimum Fee as applicable to each Fund beyond the first 20 Funds set forth on Schedule I of this Agreement commences upon Live Date of each such Fund.

Out of Pocket Expenses:

All reasonable out of pocket expenses (i.e., blue sky fees, fulfilment charges, pricing service fees, postage, registration fees, facsimile and telephone charges) incurred by the Sub-Administrator on behalf of the Trust will be billed to GXMC quarterly in arrears.
Change of Terms:
This schedule is based upon regulatory requirements and the Trust’s requirements as set forth in its Trust Materials as of the Effective Date, as well as existing business partners, including without limitation, Brown Brothers Harriman & Co. as the Trust’s custodian and transfer agent. Any material change to any of the foregoing, including but not limited to, a material change in the Trust’s custodian and transfer agent, assets or the investment objective of a Fund will constitute a material change to this Agreement. If such a change occurs, the Sub-Administrator agrees to review the change with representatives of the Trust and GXMC and provide information concerning the feasibility of implementing any additional, different or enhanced services and associated costs resulting from such change. The parties shall then in good faith agree to mutually agreeable terms applicable to such additional, different or enhanced service.

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